Exhibit 10.3

RELEASE AND AGREEMENT

THIS RELEASE AND AGREEMENT (the “Release”) dated January 11 2023 (the “Effective Date”) is granted by HT Investments MA LLC, in its capacity as collateral agent (the “Collateral Agent”) under that certain Amended and Restated Security and Pledge Agreement dated as of October 5, 2021 (the “Security Agreement”) related to the issuance of senior secured convertible notes (the “Notes”) by Akern a Corp., a Delaware corporation (the “Company”), acting on behalf of the holders of the Notes (the “Holders”), for the benefit of the Company and the Company’s wholly-owned subsidiary, The NAV Peopl e Inc., a Delaware corporation (“NAV People”).

RECITALS

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of October 5, 2021 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Collateral Agent and the Holders, pursuant to which the Company sold Notes to the Holders (capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement);

WHEREAS, as security for the repayment of the Company’s obligations under the Notes, the Company and certain subsidiaries of the Company (the “Material Subsidiaries”), including, without limitation, NAV People, entered into the Security Agreement, pursuant to which, among other things, the Company granted the Collateral Agent, in its capacity as collateral agent to the Holders, a first priority security interest on substantially all of the assets of the Company and its Material Subsidiaries, including, without limitation, a pledge by the Company of all of the outstanding shares (the “NAV Shares) of common stock of NAV People and a pledge by NAV People of 65% of the issued and outstanding shares of its wholly-owned subsidiary 365 Dynamics People Software and Services Ltd., a British Columbia corporatio n (the “365DP Shares”);

WHEREAS, as a further inducement to the Holders purchasing the Notes, NAV People was one of certain grantors (other than the Company) that executed and delivered an Amended and Restated Guaranty, dated October 5, 2021 (the “Guaranty”) guaranteeing the payment of the Company’s obligations under the Notes and entered into an Intellectual Property Security Agreement, dated October 5, 2021 (the “IP Agreement”) granting the Collateral Agent a security interest in the intellectual property collateral of NAV People on the terms set forth in the IP Agreement;

WHEREAS, the Company desires to enter into that certain Stock Purchase Agreement (“SPA”) by and between the Company and 365 Holdco LLC (“365”), to be dated on or about the date hereof, under which the Company will sell to 365 all of the issued and outstanding NAV Shares (the “Sale Transaction”);

WHEREAS, the Sale Transaction will release the Company from certain earn-out payments and other financial obligations owed to the principals of 365 and the Company will receive up to $500,000 in cash from the Sale Transaction;

WHEREAS, in order to induce 365 to enter into the SPA and consummate the transactions contemplated thereby, the Company requires a release from its pledge of the NAV Shares under the Security Agreement and NAV People requires a release from the Security Agreement, the Guaranty and the IP Agreement as described herein;

WHEREAS, as inducement to each of the Holders, severally, to consent to this Release, the Company has agreed to deposit the gross aggregate cash proceeds from the Sale Transaction in an amount of $400,000.00 (the “Closing Sale Proceeds”) and up to an additional $100,000 following release from escrow (together, the “Escrow Release Sale Proceeds”) in the bank account governed by that certain Amended and Restated Deposit Account Control Agreement dated October 5, 2021 by and between the Collateral Agent and the Company as set forth on Schedule I hereto (the “DACA Account”).

WHEREAS, on or prior to the date hereof, each Holder has, severally, entered into a consent and agreement with the Company, NAV People and 365 pursuant to which the Holder has consented to this Release in the form attached hereto as Exhibit A (collectively, the “Consents”).

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

1. Release of Security Interest. Effective as of the later (the “Effective Time”) of (x) the time each of the Holders, severally, the Company, NAV People and 365 shall have duly executed and delivered to the Collateral Agent the Consents, (y) the time of deposit of the Closing Sale Proceeds into the DACA Account and (z) the time the parties hereto shall have executed and delivered this Release, the Collateral Agent, on behalf of the Holders, hereby irrevocably and unconditionally releases and forever discharges, from and as of the date hereof, (i) its security interest (including any lien, claim or encumbrances related thereto) in the NAV Shares and (ii) its security interest (including any lien, claim or encumbrances related thereto) in all the Collateral (as defined in the Security Agreement) of NAV People under the Security Agreement and all the Collateral (as defined in the IP Agreement) of NAV People under the IP Agreement, including but not limited to its security interest in the 365DP Shares. Effective as of the Effective Time, without limitation, Collateral Agent irrevocably releases any lien, claim, encumbrance or security interest (including, without limitation, its security interests under the Note) it may have, solely with respect to the assets of NAV People and not with respect to any other Person. Notwithstanding the foregoing, the Company acknowledges and agrees that the Collateral Agent’s liens, claims, encumbrances and security interests in all other Collateral under the Security Agreement and the IP Agreement shall not be affected by the terms and conditions of the Consents and/or the Release, as applicable, and shall continue in full force and effect in accordance with the terms of the Security Agreement and the IP Agreement.

2. Release of Guarantor. Effective as of the Effective Time, the Collateral Agent hereby irrevocably and unconditionally releases and forever discharges NAV People, and its respective Representatives (solely to the extent acting in such capacity and not as Representatives of any other Person) from any and all Guaranteed Obligations (as defined in the Guaranty) arising in connection with the Guaranty and the Collateral Agent and NAV People hereby agree that solely in relation to NAV People, the Guaranty shall have no further force and effect. For purposes of this Section 2, “Representatives” shall mean, with respect to NAV People, any officers, directors, agents, employees, representatives and attorneys of NAV People. Notwithstanding the foregoing, (x) the Company acknowledges and agrees that the releases set forth in Section 1 and 2 herein shall not release any Representatives acting in their capacity as officers, directors, agents, employees, representatives and attorneys of the Company or any other Subsidiary, (y) all other Guaranties shall remain in full force and effect with respect to all other U.S. Subsidiaries of the Company and (z) the Company, NAV People, 365 and each of their Representatives acknowledge and agree that the execution and delivery of this Release, and the Consents and any documents pertaining hereto is without recourse to, or representation or warranty by, any Holder or the Collateral Agent.

3. Additional Actions. Effective as of the Effective Time, and at all times thereafter upon request of the Company, NAV People or 365, Collateral Agent will take and execute, or cause to be taken and executed, all actions and further instruments reasonably necessary, at the expense of the Company (in excess of the Legal Fee Amount (as defined below)), including but not limited to consenting to the Company or NAV People or 365 filing of UCC-3 amendment notices, to effect and give reasonable evidence to the terms of this Release.

4. Deposit in DACA Account. At the closing of the Sale Transaction, 365 shall deposit the Closing Sale Proceeds directly into the DACA accounts as set forth on, and in accordance with, Schedule I hereto. Upon the release of any amounts of the Escrow Release Sale Proceeds, 365 (and/or any escrow agent, as applicable) shall deposit the released Escrow Release Sale Proceeds directly into the DACA accounts as set forth on, and in accordance with, Schedule I hereto. The Company shall take all actions necessary to ensure that the Closing Sale Proceeds and Escrow Release Sale Proceeds are promptly and directly deposited into the DACA accounts as set forth on, and in accordance with, Schedule I hereto. The Company hereby further consents to the Collateral Agent delivering to FIRSTBANK, a Colorado state banking corporation (“Bank”), a Notice of Exclusive Control, in the form attached hereto as Exhibit B.

5. Third Party Beneficiary. 365 is a third party beneficiary of the provisions set forth in this Release. Other than 365, this Release is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6. Fees and Expenses. The Company shall reimburse the Collateral Agent a nonaccountable amount of $15,000 for the legal fees and expenses of Kelley Drye & Warren LLP, counsel to the Collateral Agent, in connection with the preparation and negotiation of this Release available funds in accordance with the written instructions delivered to the Company (the “Legal Fee Amount”). The Legal Fee Amount shall be paid by the Company whether or not the transactions contemplated by this Release are consummated.

7. No Material Information. On or before 8 30 a.m., New ork City time, on the fourth (4t ) Business Day occurring after the Effective Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (the “Agreement 8-K Filing”). On or before the first (1st) Business Day occurring after the fourteenth (14t ) calendar day following the Effective Date, the Company shall file a Current Report on Form 8-K describing any material, non-public information otherwise received by the Collateral Agent and/or any of the Holders, as applicable, from the Company in the form required by the 1934 Act (the “Other 8-K Filing” and together with the Agreement 8-K Filing, the “8-K Filings”). From and after the filing of the 8-K Filings with the SEC, no Holder nor the Collateral Agent shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filings. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and each Holder, the Collateral Agent and/or any of their affiliates on the other hand, will terminate as of the date of filing of the Other 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder and/or the Collateral Agent, as applicable, with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the Other 8-K Filing without the express prior written consent of the Collateral Agent. The Company understands and confirms that the Collateral Agent will rely on the foregoing representations in effecting transactions in securities of the Company.

8. Counterparts. This Release may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9. No Strict Construction. The language used in this Release will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10. Headings. The headings of this Release are for convenience of reference and shall not form part of, or affect the interpretation of, this Release.

11. Severability. If any provision of this Release is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Release so long as this Release as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. Amendments. No provision of this Release may be amended other than by an instrument in writing signed by the Company and the Collateral Agent.

13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Release and the consummation of the transactions contemplated hereby.

14. Successors and Assigns. This Release shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Release shall be governed by the internal laws of the State of New ork, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New ork or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New ork. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New ork, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Release and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS RELEASE OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Release to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

Acknowledged and agreed as of this of January 2023, by

365:

365 HOLDCO LLC

By:	/s/ Jeff Kiehn
	Name:	Jeff Kiehn
	Title:	Authorized signatory

NAV PEOPLE:

THE NAV PEOPLE INC.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Collateral Agent and the Company have caused their respective signature page to this Release to be duly executed as of the date first written above.

COLLATERAL AGENT:

HT INVESTMENTS MA LLC

By:	/s/ Eric Helenek
	Name:	Eric Helenek
	Title:	Authorized Signatory

Schedule I

DACA ACCOUNT

A.	HIGH TRAIL INVESTMENTS ON LLC

Closing Sale Proceeds: $208,157.34

Account Number: ***

FIRSTBANK, a Colorado state banking corporation

12345 West Colfax Avenue Lakewood, CO 802015

B.	ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B

Closing Sale Proceeds: $191,842.66

Account Number: ***

FIRSTBANK, a Colorado state banking corporation

12345 West Colfax Avenue Lakewood, CO 802015

C.	Allocations of Escrow Release Sale Proceeds (if any): 52% to High Trail Investments ON LLC

48% to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

Exhibit A

Form of Consent

[See attached]

Exhibit B

FORM OF NOTICE OF EXCLUSIVE CONTROL

HT Investments MA LLC

c/o High Trail Capital LP

80 River Street, Suite 4C

Hoboken, NJ 07030

January _, 2023

EMAIL

FIRSTBANK

12345 West Colfax Avenue

Lakewood, Colorado 80215

Email: ***

Telephone: ***

ATTENTION: Business Banking President (DACA)

With a copy to:

FIRSTBANK - Denver Market

ATTENTION: Executive Vice President

12345 West Colfax Avenue

Lakewood, CO 80215

Email: ***

Telephone: ***

Re: Notice of Exclusive Control: Akerna Corp. and MJ Freeway, LLC

Ladies and Gentlemen:

As referenced in paragraph 2 of the Deposit Account Control Agreement dated as of October 5, 2021, by and among Akerna Corp, a Delaware corporation, MJ Freeway, LLC a Colorado limited liability company, us and you, (a copy of which is attached), we hereby give you notice that we will hereafter exercise exclusive control over the DACA Account. You are hereby instructed not to accept any direction or instruction with respect to the DACA Account from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

Very truly yours,

HT Investments MA LLC,
a Delaware limited liability company

By:
Name:	Eric Helenek
Title:	Authorized Signatory